UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 15, 2008

AF Financial Group

(Exact name of registrant as specified in its charter)

Federally Chartered	0-24479	56-2098545
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 East Ashe Street

West Jefferson, North Carolina 28694

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 246-4344

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On January 15, 2008, AF Financial Group issued a press release to announce that on January 16, 2008, it will commence a tender offer for the purchase of all shares of its common stock held by persons owning 99 or fewer shares as of the close of business on December 13, 2007. The Company will pay $20.00 for each share of its common stock properly tendered by an eligible stockholder. In addition to the $20.00 per share price, the Company is offering a $50.00 bonus for all properly executed tender offers received prior to February 15, 2008. The offer is being made solely by the Offer to Purchase dated January 16, 2008, and related materials, and will expire at 5:00 p.m. Eastern Standard Time on February 15, 2008. The Offer to Purchase and accompanying Letter of Transmittal are being mailed to shareholders beginning January 16, 2008. A copy of the press release is attached hereto as Exhibit 99(a) and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

99(a) – Press Release dated January 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AF FINANCIAL GROUP

Date: January 15, 2008	By:	/s/ Melanie P. Miller
Melanie P. Miller, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99(a)	Press Release dated January 15, 2008